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                                                                     EXHIBIT 8.2

                    [Letterhead of Appleby Spurling & Kempe]


                                                                    11 June 2002

Nabors Industries Ltd.
c/o The Corporate Secretary Limited
Whitepark House
White Park Road
Bridgetown, Barbados


Dear Sirs

NABORS INDUSTRIES LTD. (THE "COMPANY")

We have acted as legal counsel in Bermuda to the Company and this opinion is addressed to you in connection with the filing by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Post Effective Amendment to Registration Statement on Form S-3, Registration Statement No. 333-85228 in relation to the registration of up to 7,150,000 Common Shares of par value US$0.001 each (the "Shares") in the share capital of the Company (the "Registration Statement").

For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the Schedule to this opinion (the "Documents").

Assumptions

In stating our opinion we have assumed:

(a) the authenticity, accuracy and completeness of all Documents submitted to us, and such other documents examined by us, as originals, and the conformity to authentic original Documents of all Documents submitted to us, and such other documents examined by us, as certified, conformed, notarised, faxed or photostatic copies;

(b) that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;

(c)   the genuineness of all signatures on the Documents;

(d) the authority, capacity and power of each of the persons signing the Documents (other than the Company);

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Nabors Industries Ltd.                -2-                          11 June 2002


(e) that any representation, warranty or statement of fact or law, other than as to the laws of Bermuda, made in any of the Documents is true, accurate and complete;

Opinion

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that the statements in the Registration Statement under the caption "Bermuda Income Tax Consequences" in so far as they purport to describe the provisions of the laws of Bermuda referred to therein, are accurate and correct in all material respects.

Reservation

We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

Disclosure

This opinion is addressed to you solely for your benefit and is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent. We consent to the filing of this opinion as an exhibit to the Registration Statement.

This opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.

Yours faithfully
/S/ APPLEBY SPURLING & KEMPE


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                                    SCHEDULE


1. A copy of the Registration Statement on Form S-3, pursuant to which the Company will register up to 7,150,000 Common Shares of par value US$0.001 each in the share capital of the Company.

2. Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-laws for the Company (collectively referred to as the "Constitutional Documents").

3. Certified copy of the minutes of meetings of the Board of Directors of the Company held 11 June, 2002 (the "Resolutions").

4. A certified copy of the "Foreign Exchange Letter", dated 11 December, 2001 and a letter of permission dated 15 April, 2002, issued by the Bermuda Monetary Authority, Hamilton Bermuda in relation to the Company.

5. A certified copy of the "Tax Assurance", dated 7 January, 2002 issued by the Registrar of Companies for the Minister of Finance in relation to the Company.

6. A Certificate of Compliance, dated 7 June, 2002 issued by the Ministry of Finance in respect of the Company.

7. The entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search on 11 June, 2002 (the "COMPANY SEARCH").

8. The entries and filings shown in respect of the Company in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search on 11 June, 2002 in respect of the Company (the "LITIGATION SEARCH").